Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-38883, 333-55903, 333-56493, 333-73280, 333-84871, 333-133915, and 333-188435 on Form S-8 of our reports dated March 14, 2016, relating to the financial statements and financial statement schedule of ITT Educational Services, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to risks and uncertainties including claims and contingencies arising from litigation and governmental investigations and increasing liquidity pressures that could affect amounts reported in the Company’s financial statements in future periods), and the effectiveness of ITT Educational Services, Inc. and subsidiaries’ internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of ITT Educational Services, Inc. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP
Indianapolis, Indiana
March 14, 2016